EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-220997 on Form S-11 of our report dated March 20, 2020, relating to the financial statements of Starwood Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Starwood Real Estate Income Trust, Inc. for the year ended December 31, 2019 (see Supplement No.5). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 1, 2020